SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices, including zip code)

(302) 326-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2004, upon obtaining approval from the United States Bankruptcy Court for the District of Delaware, Applied Extrusion Technologies, Inc. (the “Company”), a chapter 11 debtor and debtor in possession, entered as borrower into a senior secured, super-priority debtor in possession loan agreement (the “DIP Credit Agreement”) with GE Commercial Finance, as agent, for a credit facility of up to $125,000,000 (the “DIP Credit Facility”).  The DIP Credit Facility consists of a Revolving Credit Facility of up to $55,000,000, a Term Loan of up to $50,000,000 and a Last Out Term Loan of up to $20,000,000. A copy of the DIP Credit Agreement dated as of December 2, 2004 is attached hereto as Exhibit 10.1 and such exhibit is incorporated by reference herein.

Item 8.01.                                              OTHER EVENTS

On December 1, 2004, the Company filed a voluntary, prepackaged plan of reorganization under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware pursuant to its previously announced recapitalization plan.  Trade creditors will not be impaired under this proposed plan, and it is expected that the proceedings will not impact the Company’s employees or customers.  The plan remains subject to approval by the bankruptcy court, but it is expected the Company will emerge from chapter 11 early in the first calendar quarter of 2005. 95% of the dollar amount of “large” beneficial holders of $500,000 or more in principal amount of the Company’s senior notes, counting only those claims that actually voted, voted in favor of the plan.  Although “small” noteholders voted to reject the plan, the Company believes the plan is nevertheless confirmable by the bankruptcy court.

On December 1, 2004, the Company also issued a press release announcing that it had filed such plan of reorganization.  A copy of the press release dated December 1, 2004 is attached as Exhibit 99.1 hereto and such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:
	Name:	Brian P. Crescenzo
	Title:	Vice President, Secretary and Chief Financial Officer

Date: December 6, 2004

EXHIBIT INDEX

Exhibit 10.1	DIP Credit Agreement dated as of December 2, 2004

Exhibit 99.1	Press Release dated December 1, 2004